AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to that certain Employment Agreement (the “Employment Agreement”) dated September 25, 2023, by and between NCR Voyix Corporation (formerly NCR Corporation), a Maryland corporation (the “Company”), and David Wilkinson (“Executive”), is made and entered into effective as of March 13, 2024 (the “Effective Date”).
BACKGROUND

The Company and Executive mutually desire to amend the Employment Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Section 6(d) and 6(e) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:
(d) Executive Severance Benefits. Executive shall participate in the Company’s Amended & Restated Executive Severance Plan, adopted March 13, 2024 (the “2024 Executive Severance Plan”), pursuant to the terms of such plan applicable to the Company’s Chief Executive Officer.
(e) Executive Change in Control Benefits. References in this Agreement to the “Change in Control Severance Plan” shall refer to the 2024 Severance Plan. In the even of a Change in Control (as defined in the 2024 Plan), Executive shall participate in the 2024 Plan pursuant to the terms of such plan applicable to the Company’s Chief Executive Officer.
2. Subject to the amendment set forth, the Employment Agreement shall remain in full force and effect in accordance with its terms.
3. This Amendment may be executed in two or more counterparts, which taken together shall constitute one instrument.
(signatures on following page)

IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

NCR VOYIX CORPORATION
By: /s/ Kelli E. Sterrett
Name: Kelli E. Sterrett
Title: Executive Vice President, General Counsel and Secretary

EXECUTIVE
/s/ David Wilkinson
David Wilkinson